SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Under Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 30, 2026

ResMed Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15317	98-0152841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9001 Spectrum Center Blvd.

San Diego, California 92123

(Address of Principal Executive Offices)

(858) 836-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.004 par value	RMD	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 2.02.	Results of Operations and Financial Condition.

On July 7, 2026, ResMed Inc. (the “Company” or “Resmed”) issued a press release announcing that on June 30, 2026 it entered into a definitive agreement to sell its MatrixCare business to Frazier Healthcare Partners, a private equity firm focused exclusively on healthcare. The $490 million all-cash transaction, subject to certain closing adjustments, is expected to close during the first quarter of Resmed’s fiscal year 2027, subject to required regulatory approvals and customary closing conditions.

Resmed intends to use net proceeds from the transaction to return capital to shareholders, including through an accelerated share repurchase (ASR) program, and for general corporate purposes.

Resmed and Frazier Healthcare Partners expect to enter into transition services agreements (“TSAs”) to facilitate continuity across systems, processes, tools, and day-to-day operations. These TSAs will largely offset stranded costs in the first-year post-closing. Resmed intends to mitigate and eliminate any remaining stranded costs over time.

Based on preliminary financial results for the full fiscal year 2026, the MatrixCare business represented approximately $220 million of revenue and approximately $55 million of non-GAAP operating profit. In addition to the MatrixCare business-related financial considerations, Resmed’s recently completed Noctrix acquisition is expected to contribute approximately $30 million of revenue and reduce non-GAAP diluted EPS by approximately $0.20 in fiscal year 2027.

Resmed continues to expect its Residential Care Software (RCS) segment to accelerate to high single digit percentage year-over-year revenue growth, along with operating leverage, in fiscal year 2027. Resmed will provide its full fiscal year 2027 outlook during its fourth quarter fiscal year 2026 earnings call on August 6, 2026.

Resmed reiterates its full year fiscal year 2026 outlook for non-GAAP gross margin, non-GAAP SG&A as a percentage of revenue, R&D as a percentage of revenue, and non-GAAP tax rate, as provided on Resmed’s third quarter fiscal year 2026 earnings call on April 30, 2026. Resmed is also reiterating its fourth quarter fiscal year 2026 outlook for net interest income and planned share repurchases, as provided on Resmed’s third quarter fiscal year 2026 earnings call on April 30, 2026.

The text of the press release issued by the Company is furnished as Exhibit 99.1 to this report.

The information furnished in this Current Report on Form 8-K under Item 2.02 and the attached exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such a filing.

Item 7.01.	Regulation FD Disclosure.

The information included in Item 2.02 above is incorporated herein by reference.

The information furnished in this Current Report on Form 8-K under Item 7.01 and the attached exhibit shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibits:	Description of Document

99.1	Press Release dated July 7, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL, document)

SIGNATURES

We have authorized the person whose signature appears below to sign this report on our behalf, in accordance with the Securities Exchange Act of 1934.

Date: July 7, 2026	ResMed Inc.
(registrant)

	By:	/s/ Michael J. Rider
	Name:	Michael J. Rider
	Its:	Global General Counsel and Secretary

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